Exhibit 32.2

107
Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
William M. Parent, President and Chief Executive Officer of Blue Hills Bancorp, Inc. (the “Company”), and James E. Kivlehan, Executive Vice President and Chief Financial Officer of the Company, each certify in his capacity as an officer of the Company that he has review the Annual Report on Form 10-K for the period ended December 31, 2014 as filed with the Securities and Exchange Commission (the “Report”) and that to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 9, 2015	/s/ William M. Parent
William M. Parent President and Chief Executive Officer

Date: July 9, 2015	/s/ James E. Kivlehan
James E. Kivlehan Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.